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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

                    ROMTECH ANNOUNCES SECOND QUARTER REVENUES
                          UP 170% COMPARED TO YEAR AGO

              - Earns 6 cents Per Share Versus A Loss Of 12 cents
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                                  LANGHORNE, PA (January 14,1998) - RomTech, Inc. (NASDAQ: ROMT) today announced unaudited
COMPANY CONTACT:              results for the second quarter and six months ended December 31, 1997,
Joseph A. Falsetti                Revenues for the quarter ended December 31, 1997 were $2,856,000 versus revenues of $1,058,000,
RomTech, Inc.                 for the same period a year ago, an increase of 170%. Net income and net income per share for
(215) 750-6606, Ext. 114      the current period were $601,000 and $0.06 versus a net loss of $(736,000) or $(0.12) per share
jafalset@romt.com             for the three months ended December 31, 1996.
                                  Revenues for the six months ended December 31, 1997 were $4,391,000 versus $2,129,000 for the comparable year ago period, a 106% increase. Net income for the period was $662,000 or $0.07
INVESTOR CONTACT:             per share versus a loss of $(l,143,000) or $(0.18) per share for the six months ended December
Gerald W. Klein               31, 1996.
RomTech, Inc.                     The Company's income or (loss) per share for the quarters ended December 31, 1997 and 1996 and
(215) 750-6606, Ext. 118      the six months ended December 31, 1997 and 1996, were negatively impacted since certain
jklein@romt.com               convertible preferred securities issued by the Company contained "in the money" conversion features accounted for in a manner similar to a preferred stock dividend. The accrual of this
                              "in the money" feature decreased the net income or increased the net (loss) attributable to
                              Common Stock by $86,858 for the three months and six months ended December 31, 1996.
                              respectively, and by $12,550 and $117,991 for the three months and six months ended December
                              31, 1997, respectively. Future quarters will not be burdened with any further charges related to the issuance of these securities.
                                  Joseph A. Falsetti, Chief Executive Officer of RomTech, said, "The second quarter was a breakout quarter. Second quarter results were ahead of our expectations due to the success of the Galaxy Series branding strategy and the strong retail sell-through results, Revenues for the first half of this year exceeded revenues for all of fiscal 1997. Our challenge in the second half of fiscal 1998 will be to build upon the retail sell-through momentum that we are currently enjoying. As long as we continue gaining market share in the value line category we should expect to realize greater distribution of our products and more promotional opportunities." Mr. Falsetti also stated, "The successful launch of Galaxy OnlineTm during the second half of fiscal 1998 will be a key part of continuing our success in fiscal 1999. Galaxy
                              Online will provide buyers of certain RomTech's Galaxy of Games(TM) titles access to unlimited free internet game play. A recent report published by Cowles/Simba Information, a
                              Stamford, CT based market research firm, predicts that online games services, a $59 million business in 1997, will reach $670 million in 2001. We believe that the success of the Galaxy
                              Series branding strategy will position Galaxy Online to realize a significant share of the online games market growth."

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                                  RomTech, headquartered in Langhorne. PA develops, publishes, markets and resells a diversified line of personal computer ("PC") software primarily for consumer and business applications. The
                              Company promotes the Galaxy of Games(TM), Galaxy of Home Office Help'(TM) and Galaxy Deluxe(TM)
                              brand names (the "Galaxy Series") in order to generate customer loyalty, encourage repeat purchases and differentiate the Galaxy Series products to retailers and consumers. The Company targets the market of home and small business personal computer users. The Company's sales are primarily made through a large national distributor that sells to large national retail chain stores.

                                  This press release contains certain forward-looking statements, including without limitation, statements regarding the success of RomTech's Galaxy branding strategy, RomTech's expected earnings and revenues for the second quarter ending December 31, 1997, expected revenues for the 1998 fiscal year and the success of the Galaxy Online games. The actual results achieved by
                              RomTech, and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements, are in many ways beyond RomTech's control. RomTech wishes to caution readers that the following important factors, among others, could affect
                              RomTech's actual results and could cause RomTech's actual results for the second quarter ending
                              December 31, 1997 and for the 1998 fiscal year to differ materially from those expressed in this press release, the allocation of adequate shelf space for RomTech's products in major chain retail stores; successful sell- through results for RomTech's products at retail stores:
                              the inability to obtain and/or develop content for its products in a cost effective manner; the continued expansion of the computer in homes in North America: the ability to deliver products in response to orders within a commercially acceptable time frame, downward pricing pressure;
                              the timeliness and success of developing and selling products; the acceptance by the market of the Galaxy Online games series; the costs of developing, producing and marketing such products;
                              access to distribution channels; consumers' continuing demand for value-priced software; the renewal of licenses for key software products; competition; and various other factors, many of which are beyond the Company's control,

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Quarters ended:                                                      December 31,
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                                                                 1997            1996
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Revenues                                                     $2,855,626       $1,058,466

Net income (loss)                                              $613,424       $ (648,966)

Accretion of Preferred Stock dividend                           (12,550)         (86,858)
                                                             ----------       ----------
Net income (loss) attributable to common stock                 $600,874        $(735,824)
                                                             ==========       ==========

Weighted average shares outstanding - basic                   8,965,224        6,285,128
Net income (loss) per share - basic                               $0.07           $(0.12)
                                                                  =====           ======

Weighted average shares outstanding - diluted                 9,623,407        6,285,128
Net income (loss) per share - diluted                             $0.06           $(0.12)
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Six months ended:                                                    December 31,
-----------------                                            ---------------------------
                                                                 1997            1996
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Revenues                                                     $4,391,184       $2,129,483

Net income (loss)                                              $779,739      $(1,056,544)

Accretion of Preferred Stock dividend                          (117,991)         (86,858)
                                                             ----------       ----------

Net income (loss) attributable to common stock                 $661,748      $(1,143,402)
                                                             ==========       ==========

Weighted average shares outstanding - basic                   8,106,082        6,285,128
Net income (loss) per share - basic                               $0.08           $(0.18)
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Weighted average shares outstanding - diluted                 9,507,834        6,285,128
Net income (loss) per share - diluted                             $0.07           $(0.18)
                                                                  =====           ======

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